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                                                                  EXHIBIT 10.15

                         SOFTWARE DEVELOPMENT AGREEMENT


         THIS AGREEMENT is entered into on this 22 day of November, 1995, between Green Light, Inc Technologies., a Tennessee corporation ("Green Light"), and Park 'N View, Inc., a Delaware corporation ("PNV").

         WHEREAS, PNV has designed and developed the concept and equipment ("the System") to (i) enable truck drivers to: (a) receive and/or have access to cable television services and telecommunications services; and (b) provide such truck drivers programming consisting of video and audio services, and telephone, fax or other data services while remaining in or near their vehicles parked at the Truckstop; and

         WHEREAS, Green Light has agreed to develop and deliver to PNV software to be used to: (i) automate the System to permit activation of the Services directly at truckstop sites or by telephone, in conjunction with other telecommunications service providers, from each parking space and/or other locations at which the Services are provided; and (ii) report usage volume and provide multiple detailed report functions suitable for accounting, audit and review purposes.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:


1. Definitions "Software" means the ideas, routines, object and source codes, specifications, flowcharts and other material and documentation, together with all information, data and know-how, technical or otherwise, and any changes, modifications or improvements related thereto developed by Green Light for purposes of: (i) automating the System to permit activation of the Services directly at the truckstop site or by telephone; and (ii) reporting usage and providing multiple detailed report functions. After execution of this Agreement, a description of the Software shall be appended hereto and incorporated herein as Exhibit A.

2.       Representations, Warranties and Covenants

         (a) Green Light represents and warrants that Green Light is capable of developing the Software pursuant to the terms of this Agreement and Green Light is an expert in and fully acquainted with the hardware, operating system, other software and peripherals constituting the System.

         (b) Green Light and PNV acknowledge and agree that the Software constitutes a trade secret and proprietary information and that the Software is and shall be jointly owned by Green Light and PNV. Green Light does not have and shall not be deemed to have an exclusive right, title or interest in the Software, whether under trade secrecy, copyright, patent or related
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laws. Unless specifically authorized in writing by the other party, neither
Green Light nor PNV shall provide the Software to any third party or use the Software in any application other than with the System.

         (c) Green Light acknowledges and agrees that PNV is the exclusive owner of the System, together with all information, data and know how, technical or otherwise, and any changes, modifications or improvements related thereto.


3.       Development Schedule The development schedule shall be as follows:

                  (a) Green Light shall deliver to PNV a working model of the Software and related standard flowcharts on or before November 30, 1995. PNV shall have fourteen (14) business days after receipt of the working model of the Software to review the flowcharts and the model. If the Software is not acceptable, Green Light shall, within ten (10) days of receipt of notice from PNV, make such changes as are required by PNV and shall resubmit a working model of the Software to PNV. PNV shall then have seven (7) business days to review the model and shall at that time either accept the model, or reject the model, in which case this Agreement shall be terminated.

4.       Payment The payment schedule shall be as follows:

                  (a) Green Light acknowledges receipt of $10,000 from PNV on November 9, 1995;

                  (b) If the Software is accepted by PNV, PNV shall pay to Green
Light: (i) $2,000 each time that the System and the Software are installed at a truckstop at which PNV provides the Services; and (ii) one-half cent ($0.005) each time that the Services are activated by means of the automated system provided by the Software.

5. Alterations, Modifications PNV shall have the right to request Green Light to make alterations, modifications, improvements, enhancements and updates to the Software from time to time, which Green Light shall preform in a timely manner.

6. Assignment Either party hereto shall have the right to assign this Agreement only to: (i) any successor assignee of such party that may result from any merger, consolidation or reorganization; or (ii) another corporation that acquires all or substantially all of such party's assets, business and liabilities.

7. Entire Agreement This Agreement contains the complete expression of the agreement between the parties with respect to the matters addressed herein and there are no promises,


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representations, or inducements except as herein provided. The terms and provisions of this Agreement may not be modified, supplemented or amended except in writing signed by both parties hereto. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

8. Governing Law This Agreement shall be governed by and construed and enforced in accordance with the laws of Florida. The prevailing party in any litigation concerning this Agreement shall be entitled to reimbursement of its reasonable costs, including legal and accounting fees, incurred in connection with any such matter.

9. Notice Any notice, request, consent or communication (collectively a "Notice") under this Agreement shall be effective only if it is in writing and:
(a) personally delivered; (b) sent by certified or registered mail, return receipt requested, postage prepaid; (c) sent by a nationally recognized overnight delivery service, with delivery confirmed; or (d) telexed or telecopied, with receipt confirmed, addressed as follows:

         If to PNV:                          Park 'N View, Inc.
                                             3403 NW 55th Street
                                             Building #10
                                             Ft. Lauderdale, Florida 33309
                                             Attention: Ian Williams, President



         If to Green Light:                  Green Light, Inc.
                                             ______________________________
                                             ______________________________
                                             Attention:______________

or to such other address or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when: (i) personally delivered; (ii) three days after when deposited with the United States mail properly addressed; (iii) the next day when delivered during business hours to said overnight delivery service, properly addressed and prior to such delivery service's cut-off time for next-day delivery; or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

10. Severability If any part or sub-part of this Agreement is found or held to be invalid, that invalidity shall not affect the enforceability and binding nature of any other part of this Agreement.


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11.      Section Headings The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

12. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                             PARK 'N VIEW, INC., a
                                             Delaware corporation

                                             By: /s/ Ian Williams
                                                --------------------------------
                                             Ian Williams, President


                                             Green Light Technologies, Inc., a
                                             Tennessee corporation

                                             By: /s/ Jody Green
                                                --------------------------------
                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------






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